Exhibit 99

                                                  June 15, 1994

     PITTSTON SERVICES SEES IMPROVED SECOND QUARTER RESULTS

Stamford, Ct. - June 15, l994 - The Pittston Services Group (NYSE-PZS) announced today that, based on preliminary results through May, second quarter earnings will significantly exceed results for l993's second quarter and will likely surpass
analysts' reported expectations.   Joseph C. Farrell, Chairman
and CEO of The Pittston Company, said he is very pleased with the continued strong performance by each of the three business units in the Services Group. Burlington Air Express experienced record domestic shipment volumes early in the quarter as the result of an improving air freight market and the Teamsters' strike which affected the trucking industry. Brink's Home Security is con-tinuing the rapid growth of its subscriber base and Brink's, Incorporated is experiencing improved demand for many of its security services, particularly in North American markets.
                           * * * * * *
Pittston Services Group Common Stock (NYSE-PZS) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the two classes of common stock of The Pittston Company, a diversified firm with interests in security services through Brink's, Incorporated and Brink's Home Security, Inc., air freight and logistics management services through Burlington Air Express Inc., and coal and gold mining through Pittston Minerals Group.